EX-99.906CERT

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of the TIAA-CREF Mutual Funds does hereby certify, to such officer’s knowledge, that:

The annual report on Form N-CSR of the College Retirement Equities Fund (the “Funds”) for the year ended December 31, 2006 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Funds.

Dated: February 28, 2007	By:	/s/ Herbert M. Allison, Jr.
Herbert M. Allison, Jr. President (principal executive officer)

Date: February 28, 2007	By:	/s/ Georganne C. Proctor
Georganne C. Proctor Executive Vice President and Chief Financial Officer (principal financial officer)